Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Opal Fuels, LLC

White Plains, New York

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated February 8, 2022, relating to the consolidated financial statements of Opal Fuels, LLC, which is contained in that Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ BDO USA, LLP

Stamford, Connecticut

February 8, 2022